Exhibit 10.2

EXECUTION VERSION

FORBEARANCE AGREEMENT AND SECOND AMENDMENT TO
SECOND LIEN NOTE PURCHASE AGREEMENT

This Forbearance Agreement and Second Amendment to Second Lien Note Purchase Agreement (this “Agreement”) is entered into as of January 31, 2019, by and among Emerge Energy Services LP, a Delaware limited partnership, Emerge Energy Services Operating LLC, a Delaware limited liability company (“Emerge”), Superior Silica Sands LLC, a Texas limited liability company (“SSS” and together with Emerge and each Person joined hereto as an issuer from time to time, collectively, the “Issuers,” and each individually a “Issuer”), the Noteholders party hereto, and HPS Investment Partners, LLC (“HPS”), as notes agent for the Noteholders and collateral agent for the Secured Parties (in such capacities, the “Agent”).

RECITALS

A.                                    The Issuers, the other Note Parties, Agent and Noteholders are parties to that certain Second Lien Note Purchase Agreement, dated as of January 5, 2018, as amended by the Forbearance Agreement and First Amendment to Second Lien Note Purchase Agreement, dated as of December 31, 2018 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, among other things, the Noteholders agreed, subject to the terms and conditions set forth in the Note Purchase Agreement, to make certain loans and other financial accommodations to Borrower.

B.                                    The Issuer and the other Note Parties are party to the Second Amended and Restated Revolving Credit and Security Agreement dated as of January 5, 2018, as amended by the Forbearance and First Amendment to Second Amended and Restated Revolving Credit And Security Agreement, dated as of December 31, 2018, among the Issuer, the Note Parties, PNC Bank, National Association, as Administrative Agent (in such capacity, the “First Lien Agent”) and the lenders party thereto (the “First Lien Lenders”) (as may be further amended, restated, supplemented, refinanced or otherwise modified from time to time, the “First Lien Credit Agreement”).

C.                                    As of the date hereof, the Defaults identified on Exhibit A hereto (collectively, the “Specified Defaults”) have occurred or are expected to occur prior to the expiration of the Second Forbearance Period (as hereinafter defined).

D.                                    The First Lien Agent and the Required Lenders (as defined in the First Lien Credit Agreement) have agreed to temporarily forbear, by reason of the defaults under the First Lien Credit Agreement, from exercising certain of their default-related rights and remedies against the Issuers and the other Note Parties pursuant to the Forbearance and Second Amendment Agreement to Second Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof among the Issuers, the other Note Parties, the First Lien Lenders and the First Lien Agent (the “First Lien Forbearance Agreement”).

E.                                     The Issuers have requested that during the Second Forbearance Period, Agent and the Required Noteholders (the Agent and the Noteholders in all their capacities under the Note Purchase Agreement are sometimes referred to herein individually as a “Noteholder Party,” and collectively as the “Noteholder Parties”) agree to forbear from exercising certain of their default-related rights and remedies against Issuers and the other Note Parties with respect to the Specified Defaults, notwithstanding the existence of the Specified Defaults and subject to the terms and conditions set forth herein.

F.                                      Subject to the terms and conditions set forth herein, the Noteholder Parties have agreed to (a) forbear from exercising certain of their default-related rights and remedies against the Issuers and the other Note Parties with respect to the Specified Defaults, and (b) amend the Note Purchase Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                         Confirmation by Issuers of Obligations and Specified Defaults.

(a)                                 Each Note Party acknowledges and agrees that as of the Second Forbearance Effective Date, the aggregate principal balance of the outstanding Obligations under the Note Purchase Agreement is $210,673,125. The foregoing amount does not include interest, fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Note Purchase Agreement and the Other Documents.

(b)                                 Each Note Party acknowledges and agrees that (i) each of the Specified Defaults constitutes a material Event of Default that is expected to occur during the Second Forbearance Period (and that for the purposes of this Agreement, an Event of Default shall be deemed to have occurred with respect to the Specified Defaults), (ii) none of the Specified Defaults will be cured during the Second Forbearance Period, and (iii) except for the Specified Defaults, no other Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Second Forbearance Period, as the case may be.  Prior to the effectiveness of this Agreement, the occurrence of each Specified Default: (i) permits the Noteholder Parties to, among other things, (A) accelerate all or any portion of the Obligations, (B) charge the Default Rate pursuant to Section 3.1 of the Note Purchase Agreement with respect to any and all of the Obligations effective from and after the date hereof, (C) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable thereunder), commence any legal or other action to collect any or all of the Obligations from any Issuer, any other Note Party and/or any Collateral, (D) subject to the ABL/Term Intercreditor Agreement, foreclose or otherwise realize on any or all of the Collateral and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (E) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable thereunder), take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Note Purchase Agreement, the Other Documents or applicable Law.

SECTION 2.                         Amendments to Note Purchase Agreement.  Effective as of the Second Forbearance Effective Date (as hereinafter defined), the following terms and conditions of the Note Purchase Agreement shall be amended as follows:

(a)                                 Section 1.2 is hereby amended by adding the following definitions to such Section, in alphabetical order:

“Forbearance Agreement and Second Amendment” shall mean the Forbearance Agreement and Second Amendment to Second Lien Note Purchase Agreement dated as of January 31, 2019 among the Issuers, the other Note Parties party thereto, the Noteholders party thereto and the Agent.

“Second Forbearance Effective Date” shall have the meaning set forth in the Forbearance Agreement and Second Amendment.

“Second Forbearance Period” shall have the meaning set forth in the Forbearance Agreement and Second Amendment.

(b)                                 Section 1.2 is hereby amended by amending clause (iii) of the definition of “Indebtedness” to read as follows:

“all obligations of such Person to pay the deferred purchase price of property or services (other than current unsecured trade accounts payable which arise in the ordinary course of business).”

(c)                                  Section 1.2 is hereby amended by amending the following definition to read as follows:

“Specified Note Subordination Agreement” shall mean that certain Subordination Agreement, dated as of the Closing Date, among Trinity Industries Leasing Company, SSS, Agent and the Revolving Agent.

(d)                                 Section 6.5(d) is hereby amended in its entirety to read as follows:

“(i) Subject to Section 6.5(d)(ii), at any time Excess Availability is less than an amount equal to the lesser of (i) $20,000,000 and (ii) twenty five percent (25%) of the Maximum Revolving Advance Amount (as defined in the Revolving Credit Agreement and calculated on a Pro Forma Basis after giving effect to such Capital Expenditure(s)), not permit Capital Expenditures to be more than the respective amounts set forth below for the periods set forth below:

Fiscal Year Ending	Maximum Capital Expenditures
2018	$108,000,000
Thereafter	$36,000,000

; provided, that if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.5(d) for such fiscal year (before giving effect to any carryover), then an amount of up to $18,000,000 of such shortfall (for the fiscal year 2018) or $15,000,000 of such shortfall (for each fiscal year thereafter), as applicable, may be added to the amount of Capital Expenditures permitted under this Section 6.5(d) for the immediately succeeding (but not any other) fiscal year.

(ii) Notwithstanding Section 6.5(d)(i), at all times during the Second Forbearance Period each of the Note Parties shall, and shall cause each of their respective Restricted Subsidiaries to, not make any Capital Expenditures, other than (A) Capital Expenditures in respect of the Osburn Facility in an aggregate amount for all such Capital Expenditures during the Second Forbearance Period not to exceed $1,000,000, (B) subject to Section 2.6(c) of the Note Purchase Agreement, any Capital Expenditures made to restore, replace, or rebuild property, plant or Equipment of the Note Parties that in each case is both material to and necessary for the continuing operations of the Note Parties’ business, as a result of any casualty or damage to such Note Party’s property, plant or Equipment and (C) so long as a Trigger Event (as defined in the Forbearance Agreement and Second Amendment) has not occurred, additional Capital Expenditures with the prior approval of the CRO (as defined in the Forbearance Agreement and Second Amendment) pursuant to a disbursements plan to be mutually agreed with the Agent.”

(e)                                  Schedule 1.2(f) is hereby amended in its entirety with Schedule 1.2(f) attached hereto.

SECTION 3.                         Forbearance; Forbearance Default Rights and Remedies.

(a)                                 In reliance upon the representations and warranties and covenants of the Note Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Second Forbearance Effective Date, each of the Noteholder Parties agrees that until the expiration or termination of the Second Forbearance Period, it will (subject to clause (b) below) temporarily forbear from exercising its default-related rights and remedies against Issuer or any other Note Party solely with respect to the Specified Defaults (the “Forbearance”).  As used herein, the term “Second Forbearance Period” shall mean the period beginning on the Second Forbearance Effective Date and ending immediately and automatically upon the earlier to occur of (the occurrence of clause (i) or (ii), a “Termination Event”): (i) the occurrence of any Forbearance Default (as hereinafter defined) and (ii) March 1, 2019.  As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Default or Event of Default other than the Specified Defaults, (B) the failure of the Issuers or any other Note Party to comply timely with any term, condition, or covenant set forth in this Agreement, (C) the failure of any representation or warranty made by the Issuer or any other Note Party under or in connection with this Agreement to be true and complete as of the date when made or any other breach of any such representation or warranty, (D) the termination or expiration of the First Lien Forbearance Agreement, or (E) any Note Party repudiates or asserts a defense to any obligations or liability under the Note Purchase Agreement or any Other Document.  The Issuers shall provide notice to the Agent and the Noteholder Parties, as soon as possible but in any event within one (1) Business Day of the occurrence of any Forbearance Default, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event.

(b)                                 Notwithstanding anything to the contrary herein, from (and including) the Second Forbearance Effective Date and at all times during the continuance of any of the Specified Defaults, the Obligations shall bear interest at the Default Rate in accordance with Section 3.1 of the Note Purchase Agreement.

(c)                                  The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any of the Specified Defaults or any future Defaults or Events of Default or compliance with any term or provision of the Note Purchase Agreement or the Other Documents or applicable law, except to the extent expressly provided for herein, or (ii) to establish a custom or course of dealing between the Note Parties, on the one hand, and the Agent or any Noteholder, on the other hand.  Nothing contained in this Agreement shall be deemed to obligate the Agent or any Noteholder to enter into any other forbearance agreements or to waive any Defaults or Events of Default, except to the extent expressly provided for herein.

(d)                                 Upon the occurrence of a Termination Event, the agreement of the Noteholder Parties hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Issuers and the other Note Parties each waives.  The Issuers and the other Note Parties each agree that, subject to the terms and conditions of the ABL/Term Intercreditor Agreement, the Agent and each Noteholder may at any time thereafter in their respective sole and absolute discretion proceed to exercise and enforce any and all of their respective rights and remedies under any or all of the Note Purchase Agreement, any Other Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults.  Without limiting the generality of the foregoing, upon the occurrence of a Termination Event, the Noteholder Parties may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable), commence any legal or other action to collect any or all of the Obligations from the Issuers, any other Note Party and/or any Collateral, (ii) subject to the ABL/Term Intercreditor Agreement, foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iii) subject to the ABL/Term Intercreditor Agreement (solely to the extent applicable), take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Note Purchase Agreement, any Other Documents and/or applicable law, all of which rights and remedies are fully reserved by the Noteholder Parties. In furtherance of the foregoing, and notwithstanding the occurrence of the Second Forbearance Effective Date, each of the Note Parties acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Agent and the Noteholders under the Note Purchase Agreement and the Other Documents and applicable law with respect to the Issuers or any other Note Party shall continue to be available to the Agent and the Noteholders.  For the avoidance of doubt, the Note Parties acknowledge and confirm that the agreement of the Agent and the Noteholders temporarily to forbear shall not apply to nor preclude any remedy available to the Agent or the Noteholders in connection with any proceeding commenced under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law.

(e)                                  Each of the parties hereto hereby agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Noteholder may be entitled to take or bring in order to enforce its rights and remedies against any Note Party are, to the fullest extent permitted by law, tolled and suspended during the Second Forbearance Period.

(f)                                   The Note Parties understand and accept the temporary nature of the forbearance provided hereby and that the Agent and the Noteholder Parties have given no assurances that they will extend such forbearance or provide waivers or amendments to the Note Purchase Agreement or any Other Document.

(g)                                  Any agreement by the Noteholder Parties to extend the Second Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Agent and the Required Noteholders.

SECTION 4.                         Supplemental Terms, Conditions and Covenants During the Second Forbearance Period

(a)                                 During the Second Forbearance Period, the Note Parties shall provide to the Agent for itself and on behalf of the Noteholders, (i) no later than 5:00 p.m. Friday of each week, commencing February 1, 2019, an updated 13-week cash flow statement for the Note Parties and (ii) copies of such other documents or information as requested by the Agent or the Noteholder Parties.

(b)                                 During the Second Forbearance Period, at the request of any Noteholder Party on not more than a weekly basis, management of the Note Parties shall conduct a telephonic meeting to be attended by the respective representatives of the Note Parties and the Noteholder Parties, during which meeting the Note Parties shall provide information relating to the Note Parties as requested by any Noteholder Party including, without limitation, information and updates with respect to their business, the negotiations among the Note Parties and the parties to their various logistics agreements, plant overhead and corporate selling, general and administrative expense rationalization, daily production volume reports related to the dry and wet plant operations at the Osburn Facility (as well as effective COGS analysis related to the overall plant operations at the Osburn Facility), an updated 13-week cash flow statement with variance analysis to the previously provided 13-week cash flow statement, key upcoming receipts and disbursements, the amount of anticipated drawings under the First Lien Credit Agreement, and an update with respect to any discussions relating to any strategic alternatives.

(c)                                  During the Second Forbearance Period, and following the termination of the Second Forbearance Period so long as any Default or Event of Default has occurred and is continuing, each Note Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Note Purchase Agreement or any Other Document during the continuance of any Default or Event of Default, including, without limitation, the prohibitions against the making of Dispositions pursuant to Section 7.1(b)(xv) and (xvi) of the Note Purchase Agreement, the consummation of any Permitted Acquisition or the making of any Restricted Payments pursuant to Section 7.5(a) or (b) of the Note Purchase Agreement.

(d)                                 During the Second Forbearance Period, so long as any Default or Event of Default has occurred and is continuing, the Note Parties shall not have outstanding under the First Lien Credit Agreement (i) loans in an aggregate principal amount exceeding $45,000,000 and (ii) letters of credit with a face amount in the aggregate for all such letters of credit exceeding $11,210,000.

(e)                                  During the Second Forbearance Period, the Note Parties shall in good faith use their commercially reasonable efforts to diligently negotiate certain amendments and modifications to the material agreements to which the Note Parties are a party, including, without limitation, their railcar leases, fixed logistics agreements and similar agreements, in order to improve the financial condition of the Note Parties and their Restricted Subsidiaries.

(f)                                   During the Second Forbearance Period, the Note Parties shall not make any payments with respect to their railcar leases, fixed logistics agreements and similar agreements; provided that, prior to the occurrence of a Trigger Event, such payments shall be permitted with the prior approval of the CRO (as defined below) pursuant to a disbursements plan to be mutually agreed with the Agent.

(g)                                  During the Second Forbearance Period, upon the occurrence of (i) any Note Party or Restricted Subsidiary thereof defaulting under or breaching any lease agreement, logistics agreement or construction vendor agreement, in each case, that is, in the reasonable discretion of the CRO, material to its business, and the counterparty thereto taking any material action in connection with or as a result of such default or breach that is adverse to the Note Parties or the Noteholder Parties, or (ii) any letter of credit issued pursuant to the First Lien Credit Agreement being drawn by the beneficiary thereof (clauses (i) and (ii), each a “Trigger Event”), the Note Parties shall (x) promptly notify the Agent of such Trigger Event, (y) promptly enter into discussions with the Agent with respect to the action that the Note Parties propose to take (or not to take) with respect to, or as a result of, such Trigger Event and (z) take such action with respect to, or as a result of, such Trigger Event as shall be reasonably satisfactory to the Note Parties, the Agent and the CRO. Additionally, to the extent the Note Parties receive notice of any filing of liens of record, delivery of notices of default or reservation of rights letters or commencement of litigation, Note Parties shall deliver Agent copies of same.

SECTION 5.                         Effectiveness.  This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Second Forbearance Effective Date”):

(a)                                 Agreement.  The Agent shall have received counterparts of this Agreement executed by each of the Note Parties and the Noteholders constituting the Required Noteholders;

(b)                                 Fees and Expenses.  All fees and expenses due under the Note Purchase Agreement and the Other Documents in connection therewith and this Agreement (including, without limitation, fees and expenses of legal counsel) shall have been paid by the Issuers (in the case of expenses, to the extent invoiced on or prior to the date of this Agreement);

(c)                                  Representations and Warranties.  The representations and warranties set forth in Section 7 below shall be true and correct as of such date;

(d)                                 No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing, other than the Specified Defaults.

(e)                                  First Lien Credit Facility.  The Agent shall have received a copy of a forbearance agreement (the “First Lien Forbearance Agreement”) executed and delivered by the First Lien Agent and the First Lien Lenders whose consent is required pursuant to the First Lien Credit Agreement, which First Lien Forbearance Agreement shall be in form and substance satisfactory to the Agent and the Required Noteholders.

(f)                                   Appointments; Engagements.  Borrower shall have (i) appointed an additional independent director to the board of directors of the General Partner that is reasonably acceptable to Agent, (ii) entered into a written agreement to retain a chief restructuring officer reasonably acceptable to Agent (the “CRO”), on terms and conditions reasonably acceptable to Agent, and (iii) entered into a written agreement to retain a provider of program management and related technical services reasonably acceptable to the Agent to provide support in respect of the Osburn Facility on terms reasonably acceptable to Agent.

SECTION 6.                         General Release; Indemnity.

(a)                                 In consideration of, among other things, Agent’s and the Required Noteholders’ execution and delivery of this Agreement, each of the Issuers and the other Note Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Noteholder Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Second Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Note Purchase Agreement, this Agreement, the Other Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Issuers and the other Note Parties, on the one hand, and any or all of the Noteholder Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  In entering into this Agreement, the Issuers and each other Note Party consulted with, and have been represented by, legal counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof.  The provisions of this Section shall survive the termination of this Agreement, the Note Purchase Agreement, the Other Documents and payment in full of the Obligations.

(b)                                 The Issuers and the other Note Parties each hereby agree that it shall, jointly and severally, indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of the Issuers, any other Note Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Note Purchase Agreement, the Other Documents, this Agreement or any other document executed and/or delivered in connection herewith or therewith; provided, that neither Issuer nor any other Note Party shall have any obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction.  The foregoing indemnity shall survive the termination of this Agreement, the Note Purchase Agreement, the Other Documents and the payment in full of the Obligations.

SECTION 7.                         Representations, Warranties And Covenants Of the Issuers and Other Note Parties.  To induce Agent and the other Noteholder Parties to execute and deliver this Agreement, each of the Issuers and the other Note Parties represents, warrants and covenants that:

(a)                                 The execution, delivery and performance by each of the Issuers and the other Note Parties of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Note Parties, this Agreement has been duly executed and delivered by each of Issuers and the other Note Parties, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Note Parties enforceable against such parties in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b)                                 Except with respect to the Specified Defaults, each of the representations and warranties contained in the Note Purchase Agreement and the Other Documents is true and correct on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and each of the agreements and covenants in the Note Purchase Agreement and the Other Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;

(c)                                  Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of any Note Party’s Organizational Documents, (ii) any Applicable Law, or (iii) any Material Contract; and

(d)                                 As of the date hereof, except for the Specified Defaults, no Default or Event of Default has occurred or is continuing under this Agreement, the Note Purchase Agreement or any Other Document.

SECTION 8.                         Ratification of Liability.  Issuers and the other Note Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Note Purchase Agreement and the Other Documents, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Note Purchase Agreement and Other Documents to which it is a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Note Purchase Agreement and Other Documents to which they are a party, respectively, as security for the Obligations under or with respect to the Note Purchase Agreement, and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Note Purchase Agreement or any Other Document.

SECTION 9.                         Reference To And Effect Upon The Note Purchase Agreement.

(a)                                 Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Note Purchase Agreement and Other Documents, and all rights of the Noteholder Parties and all of the Obligations, shall remain in full force and effect.  The Issuers and the other Note Parties hereby confirm that the Note Purchase Agreement and the Other Documents are in full force and effect and that neither Issuer nor any other Note Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Note Purchase Agreement or any Other Document.

(b)                                 Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Note Purchase Agreement or any Other Documents nor constitute a novation of any of the Obligations under the Note Purchase Agreement or Other Documents, (ii) amend, modify or operate as a waiver of any provision of the Note Purchase Agreement or any Other Documents or any right, power or remedy of any Noteholder Party, or (iii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.  Except as expressly set forth herein, each Noteholder Party reserves all of its rights, powers, and remedies under the Note Purchase Agreement, the Other Documents and applicable law.  All of the provisions of the Note Purchase Agreement and the Other Documents, including, without limitation, the time of the essence provisions, are hereby reiterated, and if ever waived, are hereby reinstated.

(c)                                  From and after the Second Forbearance Effective Date, (i) the term “Agreement” in the Note Purchase Agreement, and all references to the Note Purchase Agreement in any Other Document, shall mean the Note Purchase Agreement, as amended by this Agreement, and (ii) the term “Other Documents” in the Note Purchase Agreement and the Other Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)                                 Borrower and the Note Parties acknowledge and agree that the Noteholder Parties’ agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Specified Defaults during the Second Forbearance Period does not in any manner whatsoever limit any Noteholder Party’s right to insist upon strict compliance by Borrower and the other Note Parties with the Note Purchase Agreement, this Agreement or any Other Document during the Second Forbearance Period, except as expressly set forth herein.

SECTION 10.                  Governing Law; Consent to Jurisdiction and Venue. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH OTHER NOTE PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE NOTE PURCHASE AGREEMENT OR ANY OTHER DOCUMENT.  EACH NOTE PARTY HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.  EACH NOTE PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER SPECIFIED IN THE NOTE PURCHASE AGREEMENT (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN).  EACH NOTE PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR

PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING CONTAINED IN THIS SECTION 10 SHALL AFFECT THE RIGHT OF AGENT OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY NOTE PARTY IN ANY OTHER JURISDICTION.

SECTION 11.                  Construction.  This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto.  Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction.  Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily.  The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.  If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Noteholder Parties or their respective employees, counsel, or agents in the Note Purchase Agreement or any Other Documents, such action shall be deemed to be exercisable by such Noteholder Parties or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion.  Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 12.                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.  Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.  Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement; provided that the failure to deliver such manually signed counterpart shall not affect the validity or effectiveness of this Agreement.

SECTION 13.                  Severability.  The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.  If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 14.            Time of Essence.  Time is of the essence in the performance of each of the obligations of Borrower and the other Note Parties hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 15.                  Further Assurances.  The Issuers and each other Note Party agree to take all further actions and execute all further documents as Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.

SECTION 16.                  Section Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 17.                  Notices.  All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Note Purchase Agreement.

SECTION 18.                  Waiver of Jury Trial Right And Other Matters.  ISSUERS AND THE OTHER NOTE PARTIES EACH HEREBY WAIVES (i) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE NOTE PURCHASE AGREEMENT, THE OTHER DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY, WHICH WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS; AND (iii) NOTICE OF ACCEPTANCE HEREOF, AND ISSUERS AND THE OTHER NOTE PARTIES EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT’S AND THE OTHER NOTEHOLDER PARTIES’ ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH ISSUERS AND THE OTHER NOTE PARTIES.  ISSUERS AND THE OTHER NOTE PARTIES EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 19.                  Assignments; No Third Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of the Issuers, the other Note Parties, the Noteholder Parties and their respective successors and assigns; provided, that neither Issuer nor any other Note Party shall be entitled to delegate any of its duties hereunder or to assign any of its rights or remedies set forth in this Agreement without the prior written consent of Agent in its sole discretion.

SECTION 20.                  Final Agreement.  This Agreement, the Note Purchase Agreement, the Other Documents, and the other written agreements, instruments, and documents entered into in connection therewith set forth in full the terms of agreement between the parties hereto and thereto with respect to the subject matter thereof and are intended as the full, complete, and exclusive contracts governing the relationship between such parties with respect to the subject matter thereof, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto.  Except as provided therein, no term of the Note Purchase Agreement or the Other Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought.  Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  Agent’s or any Noteholder’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances.  There are no oral agreements among the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, this Forbearance Agreement and Second Amendment to Second Lien Note Purchase Agreement has been executed by the parties hereto as of the date first written above.

EMERGE ENERGY SERVICES
OPERATING LLC

By:	/s/ Warren Bonham
Warren B. Bonham
Vice President

SUPERIOR SILICA SANDS LLC

By:	/s/ Warren Bonham
Warren B. Bonham
Vice President

EMERGE ENERGY SERVICES LP

By:	/s/ Warren Bonham
Warren B. Bonham
Vice President

SIGNATURE PAGE TO

FORBEARANCE AGREEMENT AND SECOND AMENDMENT

HPS INVESTMENT PARTNERS, LLC, solely in its capacities as notes agent and collateral agent and not in its individual capacity

By:	/s/ Brett Pertuz
Name:	Brett Pertuz
Title:	Managing Director

SIGNATURE PAGE TO

FORBEARANCE AGREEMENT AND SECOND AMENDMENT

EXHIBIT A

(Specified Defaults)

a.              Failure to comply with Section 6.5(a) of the Note Purchase Agreement for the fiscal quarter ending December 31, 2018.

b.              Failure to comply with Section 6.5(b) of the Note Purchase Agreement.

c.               Failure to comply with Section 6.5(c) of the Note Purchase Agreement for the fiscal quarter ending December 31, 2018.

d.              Any Event of Default under Section 10.11 of the Note Purchase Agreement as a result of any “event of default” under the Specified Note.

e.               Failure to deliver a notice of the occurrence of any Default with respect to the foregoing sections a. through d. pursuant to Section 9.5(a) of the Note Purchase Agreement.